BYLAWS

                               OF

                       DMI FURNITURE, INC.



                          1.   Offices

     1.1 Registered Office. The Corporation shall have and maintain in Delaware a registered office which shall be the business office of the Corporation's registered agent in Delaware.

     1.2 Other Offices. The Corporation may have such other offices at such places, both within and without Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

                  2.   Meetings of Stockholders

     2.1 Meeting Place. All meetings of the stockholders shall be held at such place, either within or without Delaware, as the Board of Directors may from time to time designate and as stated in the notice of the meeting.

     2.2 Annual Meetings. An annual meeting of the stockholders shall be held for the election of directors at such date and time during each fiscal year of the Corporation as the Board of Direc tors shall designate and as stated in the notice of the annual meeting. In addition to the election of directors, the stock holders shall transact such other business as may properly be brought before the meeting.

     2.3 Special Meetings. Unless otherwise prescribed by law, by the Corporation's Certificate of Incorporation, or by these Bylaws, special meetings of the stockholders may be called for any purpose or purposes by (a) the Chairman of the Board, if any, or (b) the President or the Secretary upon the written request of a majority of the members of the Board of Directors.

     2.4  Meeting Notices.

          (a) Except as otherwise provided by law, by the Corporation's Certificate of Incorporation, or by these Bylaws, written notice of any annual or special meeting of the stockholders shall state the place, date, and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the meeting.

          (b) Notice of any meeting of stockholders (whether annual or special) to act upon an amendment to the Corporation's
Certificate of Incorporation, upon a reduction of the Corpora tion's stated capital, upon a plan of merger or consolidation involving the Corporation, or upon a sale of all or substantially all of the Corporation's assets shall be given to each stock holder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting.
Any such notice shall be accompanied by a copy of the proposed amendment or of the plan of reduction, merger, consolidation, or sale.

     2.5 List of Stockholders. At least ten days (but not more than fifty days) before any meeting of the stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to inspection by any stockholder, for any purpose germane to the meeting, during ordi nary business hours for a period of at least ten days before the meeting. The list shall remain open throughout the meeting and may, except as otherwise provided by law, be inspected by any stockholder or proxy of a stockholder who is present in person at such meeting.

     2.6  Presiding Officers; Order of Business.

          (a) The Chief Executive Officer, if any, shall preside at all meetings of the stockholders at which the Chief Executive Officer is present.  If the Chief Executive Officer is not present at a meeting  of the stockholders, the following officer or  person
shall  preside (in descending order of preference):  (1)   the
Chairman of the Board, if any, (2) the President, (3)  a  Vice
President or director specifically designated by the Board of Directors to preside at the meeting, or (4) a stockholder chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at the meeting.

          (b) If present at the meeting, the Secretary of the Corporation shall serve as secretary of the meeting. If the Secretary of the Corporation is not present at the meeting, a person designated by the officer or person presiding over the meeting shall serve as secretary of the meeting.

          (c) Unless otherwise ordered by the officer or person presiding over the meeting, the following order of business shall be observed insofar as is practicable and consistent with the purposes of the meeting:

               (1)  Call of the meeting to order.

               (2) Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.

               (3)  Presentation of proxies.

               (4)  Determination and announcement that a quorum is present.

               (5) Reading and approval (or waiver thereof) of the minutes of the previous meeting.

               (6)  Reports, if any, of officers of the Corporation.

               (7) Election of directors, if the meeting is an annual meeting or a meeting called for such purpose.

               (8) Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

               (9) Transaction of such other business as may properly come before the meeting.

               (10) Adjournment.

     2.7  Quorum; Adjournments.

          (a) Except as otherwise provided by law, by the Corporation's Certificate of Incorporation, or by these Bylaws, the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders.

          (b) If a quorum is not present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum is present in person or by proxy.

          (c) If a meeting is adjourned in accordance with Section 2.7(b) of these Bylaws and a quorum is present in person or by proxy at such adjourned meeting, the stockholders may transact at the adjourned meeting any business which might have been transacted at the original meeting. But if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     2.8  Voting.

          (a) At any meeting of stockholders, every stockholder having the right to vote on a particular subject matter shall be entitled to vote in person or by proxy on that subject matter. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation, each stockholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his or her name on the books of the Corporation.

          (b) As to the election of directors, the candidate or candidates, up to the number of directors to be elected, receiv ing the highest number of votes shall be elected.

          (c) As to all other matters and except as otherwise provided by law or by the Corporation's Certificate of Incorporation, the vote of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote on that matter, present in person or by proxy, shall decide any question brought before the meeting.

     2.9 Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent in lieu of such meeting, setting forth the action so taken, is signed before or after such action by the holders of issued and outstanding shares of the capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All written consents shall be filed with the minutes of the meetings of the stockholders.

     2.10 Introduction of Business at a Meeting of Stockholders. At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of stockholders. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedure set forth in this Section 2.10. If the facts warrant, the chairman of the meeting shall determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures described by the By-Laws, and if the chairman of the meeting should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.

          (a) Special Meetings. To be properly brought before a special meeting of stockholders and acted upon at the meeting, business must be specified in the notice of the special meeting (or any supplement thereto) given by or at the direction of the Board of Directors, the Chairman or the President pursuant to
Section 2.4 of these By-Laws.

           (b) Annual Meetings. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (1) by, or at the direction of, the Board of Directors, or (2) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice of the annual meeting, who is entitled to vote at the annual meeting and who otherwise complies with all procedures and requirements set forth in this Section 2.10.

          (c)  Stockholders' Notice.  For business to be properly
brought  before  an  annual  meeting  of  stockholders  by   a
stockholder, the stockholder must have given timely notice thereof in writing to the President or Secretary of the
Corporation.   To be timely, a stockholder's  notice  must  be
received at the principal executive offices of the Corporation not fewer than 60 days, nor more than 90 days, before the scheduled date of the annual meeting regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if fewer than 70 days notice or prior public disclosure of the date of the annual meeting is made or given to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders:

               (1) a brief description of the business desired to be brought before the annual meeting,

               (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal,

                (3) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and

               (4) any material interest of the stockholder in such proposal.

     2.11 Nomination of Directors. Only persons nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible for election as directors. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with procedures set forth in this Section
2.11. If the facts warrant, the chairman of the meeting shall, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if the chairman should so determine, the chairman of the meeting shall so declare to the meeting and the defective nomination shall be disregarded. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by, or at the direction of, the Board of Directors or by any stockholder of the Corporation who is entitled to vote for the election of directors at such meeting and who complies with the notice procedures set forth in this Section 2.11.

          (a) Stockholder Notice. Nominations by stockholders shall be made pursuant to timely notice in writing to the President or Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not fewer than 60 days, nor more than 90 days, prior to the scheduled date of a meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if fewer than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of such meeting was mailed or the day on which such public disclosure was made. A stockholder's notice shall set forth:

                (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director

                     (A)  the name, age, business address  and
residence address of such person,

                    (B)  the principal occupation or employment
of such person,

                    (C)  the class and number of shares of the
Corporation which are beneficially owned by such person on the date of such stockholder's notice, and

                    (D)  any other information relating to such
person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

               (2)  as to the stockholder giving the notice

                    (A)  the name and address, as they appear on
the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, and

                    (B)  the class and number of shares of the
Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder's notice.

          (b)   Exceptions  Pursuant to Corporate  Law.   This
Section 2.11 shall not apply to the election of a director to a directorship which may be filled by the Board of Directors under the General Corporation Law of the State of Delaware.

     2.12  Inspectors of Elections; Opening and Closing.   The
Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report
thereof.   One or more persons may be designated as  alternate
inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such
person's  ability.   The inspector(s) shall  have  the  duties
prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.


                     3.   Board of Directors

     3.1 Number of Directors. Subject to any provision of the Corporation's Certificate of Incorporation governing the number of the Corporation's directors, the exact number of the Corpo ration's directors may be fixed, increased, or decreased from time to time by a resolution adopted by the vote of the directors at the meeting, or by consent in lieu of a meeting, at which, or by which, the time and place of the annual meeting of stockhold ers are designated. Directors need not be stockholders or resi dents of Delaware.

     3.2   Term.   At each annual meeting of the Corporation's
Stockholders, the Corporation's directors shall be elected to serve for a term of one year and until their successors have been elected and qualified.

     3.3 Chief Executive Officer; Chairman. The Board of Directors may from time to time select from among its members a Chief Executive Officer and a Chairman of the Board who shall serve during the pleasure of the Board of Directors. The Chief Execu tive Officer, if any, shall preside at all meetings of the Board of Directors. If there is no Chief Executive Officer or if the Chief Executive Officer is not present at the meeting, the fol lowing shall preside (in descending order of preference): (1) the Chairman of the Board, if any, (2) the President, or (3) a direc tor selected by a majority of the directors present at a meeting at which a quorum is present.

     3.4 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as the Board shall from time to time determine. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on two days' notice to each director, either personally or by telephone or telegram, or on seven days notice to each director by mail or overnight courier. The President or the Secretary shall call a special meeting of the Board of Directors in like manner and on like notice at the written request of any two directors.

     3.5 Quorum and Voting. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If less than a quorum is present at any meeting of the Board of Directors, the direc tors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     3.6 Vacancies. Except as otherwise provided in these Bylaws, vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each director so chosen shall hold office until the earliest end of his or her tenure as prescribed by these Bylaws, the Corpora tion's Certificate of Incorporation or otherwise by law.

     3.7 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting and without prior notice if a written consent in lieu of such meeting, setting forth the action so taken, is signed either before or after such action by all directors. All written consents shall be filed with the minutes of the proceedings of the Board of Directors.

     3.8 Telephone Meetings. The Board of Directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and participa tion in any such meeting shall constitute presence in person by such director at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a confer ence telephone or similar communications equipment.

     3.9 Directors' Age Qualification. A person shall not be elected a director in or after the month in which that person becomes 72 years old. Notwithstanding the preceding sentence, a director in office may be elected to one additional term of not more than one year after the director becomes 72 years old, but before the month in which that director becomes 73 years old, if nominated by all of the directors then in office who otherwise would meet the age qualification requirements of this section.

                         4.   Committees

     4.1 Establishment of Committees. The Board of Directors may, by resolution duly adopted by a majority of the whole Board, appoint such committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine.

     4.2  Miscellaneous.

          (a) The Board of Directors shall have the power at any time and from time to time to fill vacancies in, to change the membership of, or to discharge any committee.

          (b) Unless prohibited by law, the provisions of Section 3.7 ("Action by Consent") and of Section 3.8 ("Telephone Meetings") shall apply to all committees from time to time created by the Board of Directors.

                          5.   Officers

     5.1 Positions. The Corporation may have a Chief Executive Officer and a Chairman of the Board, and shall have a President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be chosen by the Board of Directors. The Corporation may also have such assistant officers as the Board of Directors may deem necessary, all of whom shall be elected by the Board of Directors. Any number of offices may be held by the same person.

     5.2 Rights and Duties--General. The election of any officer of the Corporation shall not of itself create any contract rights for any such officer with respect to that officer's position or employment by the Corporation. All officers of the Corporation shall exercise such powers and perform such duties as the Board of Directors may from time to time direct.

     5.3 Term of Office; Removal. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and any officer may be removed, with or without cause, at any time.
The Board of Directors may fill any vacancy in any office for the unexpired portion of the office term.

     5.4 Chief Executive Officer. The Chief Executive Officer, if any, shall perform such executive, supervisory, and management function and duties as the Board of Directors may from time to time assign.

     5.5 Chairman of the Board. The Chairman of the Board, if any, shall perform such executive, supervisory, and management functions and duties as the Board of Directors may from time to time assign.

     5.6  President. The President shall:

          (a)  Subject to the direction of the Board of Directors, have
general  charge  and  authority  over  the  business  of   the
Corporation;

          (b) Have authority acting alone, except as otherwise directed by the Board of Directors, to sign and deliver any document on behalf of the Corporation; and

          (c) Have such other powers and duties as the Board of Directors may assign.

     5.7 Vice President(s). The Vice President, or if there be more than one Vice President, the Vice Presidents in the order of their seniority by designation (or if not designated, in the order of their seniority of election), shall perform the duties of the President in his absence. The Vice President(s) shall have such other powers and duties as the Board of Directors or the Chief Executive Officer, if any, or the President, if there is no Chief Executive Officer, may assign.

     5.8  Secretary. The Secretary shall:

          (a) Issue notices of all meetings for which notice is required to be given;

          (b) Keep the minutes of all meetings and have charge of the corporate record books; and

          (c) Have such other duties and powers as the Board of Directors or the Chief Executive Officer, if any, or the President, if there is no Chief Executive Officer, may assign.

     5.9  Treasurer. The Treasurer shall:

          (a) Have the custody of all funds and securities of the Corporation;

          (b) Keep adequate and correct accounts of the Corporation's affairs and transactions; and

          (c) Have such other duties and powers as the Board of Directors or the Chief Executive Officer, if any, or the President, if there is no Chief Executive Officer, may assign.

                          6.   Notices

     6.1 Written Notice--Form; Delivery. Any written notice required or permitted to be given to any director, officer, stockholder, or committee member shall be either personally delivered or given by first-class mail or overnight courier with postage prepaid, in any case addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered notices shall be deemed given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, mailed notices shall be deemed given at the time they are deposited in the United States mail, and notices given by overnight courier shall be deemed given at the time they are delivered to the courier. Notice to a director may also be given by telegram sent to his or her address as it appears on the records of the Corporation and shall be deemed given at the time delivered at such address.

     6.2 Waiver; Effect of Attendance. Whenever any notice is required to be given by law, by the Corporation's Certificate of Incorporation, or by these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. Any stockholder who attends a meeting of stockholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends a meeting of the Board of Directors or of a committee thereof, shall be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his or her proxy), director, or committee member attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.


                      7.   Indemnification

     The Corporation shall indemnify each person who may be indemnified (individually an "Indemnitee" and collectively the "Indemnitees") pursuant to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as amended from time to time (or any successor provision thereto), to the fullest extent permitted by Section 145. In each and every situation in which the Corporation may do so under Section 145, the Corpora tion hereby obligates itself to so indemnify the Indemnitees, and in each case, if any, in which the Corporation must make certain investigations on a case-by-case basis before indemnification, the Corporation hereby obligates itself to pursue such investiga tions diligently, it being the specific intention of these Bylaws to obligate the Corporation to indemnify each Indemnitee to the fullest extent permitted by law at any time and from time to time. To the extent not prohibited by Section 145 (or any other provision of the General Corporation Law of the State of Dela ware, as amended from time to time), the Indemnitees shall not be liable to the Corporation except for their own individual willful misconduct or actions taken in bad faith.

                     8.   General Provisions

     8.1 Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other
distributions  (to  the  extent  otherwise  distributable   or
distributed), to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any other person's equitable or legal claim to, or interest in, such shares. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of the stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such stockholder shall have notified the Corporation (or the transfer agent or regis trar, if any), in writing, of another name or address at least ten days before the mailing of such notice or dividend.

     8.2 Dividends. Subject to the provisions of the Corporation's Certificate of Incorporation and of the General Corporation Law of the State of Delaware, as amended from time to time, the Board of Directors may declare dividends upon the capital stock of the Corporation at any regular or special meeting, and such dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

     8.3 Fiscal Year. Subject to change at any time at the direction of the Board of Directors, the fiscal year of the Corporation shall end on the Saturday nearest August 31 in each calendar year.

     8.4 Amendment of Bylaws. As provided by the Corporation's Certificate of Incorporation, the Board of Directors shall have the power to make, alter, and repeal these Bylaws, and to adopt new bylaws, in all cases by an affirmative vote of a majority of the whole Board of Directors, provided that notice of the pro posal to make, alter, or repeal these Bylaws, or to adopt new bylaws, is included in the notice of the meeting of the Board of Directors at which such action takes place.

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